INSMED INCORPORATED
RESTRICTED UNIT AWARD AGREEMENT
UNDER THE 2017 INCENTIVE PLAN
FOR MEMBERS OF THE BOARD OF DIRECTORS

Grantee Name: _______________
Number of RSUs: __________
Grant Date: __________

Pursuant to the Insmed Incorporated 2017 Incentive Plan (the “Plan”) as amended through the date hereof and this Restricted Stock Unit Award Agreement (this “Agreement”), Insmed Incorporated (the “Company”) hereby grants an award of [_____] restricted stock units (the “Restricted Stock Units” or the “RSU Award”) to the individual named above (the “Grantee”).  The RSU Award shall be referred to herein as the “Award.” Subject to the restrictions and conditions set forth herein and in the Plan, the Grantee shall receive the number of Restricted Stock Units specified above.

The Company acknowledges the receipt from the Grantee of consideration with respect to the par value of the shares of Common Stock subject to the Award in the form of cash, past or future services rendered to the Company by the Grantee or such other form of consideration as is acceptable to the Administrator and permitted under the Plan and applicable law.

1.Agreement with Terms. Execution of this Agreement by the Grantee or receipt of any benefits under this Agreement by the Grantee shall constitute the Grantee’s acknowledgement of and agreement with all of the provisions of this Agreement and of the Plan that are applicable to this Award, and the Company shall administer this Agreement accordingly.

2.    Restrictions and Conditions on Award. Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by the Grantee other than by will or the laws of descent and distribution, and shall be subject to all the terms, conditions and restrictions set forth herein and in the Plan.

3.    Timing and Form of Payout of Restricted Stock Units. As soon as practicable (but in no event later than 30 days) following the Vesting Date (as defined below) or, if earlier, the date the Award vests in accordance with Section 5 or Section 6 of this Agreement, the vested Restricted Stock Units shall be settled in shares of Common Stock.

4.    Vesting of Award. Except as set forth in Section 5 of this Agreement, the restrictions and conditions in Section 2 of this Agreement shall lapse, with respect to 100% of the RSU Award, on the first anniversary of the Grant Date (the “Vesting Date”) so long as (a) the Grantee remains a member of the Board on such Vesting Date and (b) the Grantee attends at least seventy-five percent (75%) of the Board meetings that take place during the period of time commencing from the Grant Date and ending on the first anniversary of the Grant Date.

Except as otherwise provided in Sections 5 and 6 of this Agreement, the Grantee shall forfeit any unvested portion of the RSU Award if either the following shall occur: (i) in the event the Grantee’s service as a member of the Board is terminated for any reason prior to the Vesting Date; or (ii) in the event that the Grantee fails to attend at least seventy-five percent (75%) of the Board meetings that take place during the period of time commencing from the Grant Date and ending on the first anniversary of the Grant Date.

Notwithstanding anything to the contrary herein or in the Plan, the Administrator may at any time accelerate the vesting schedule specified in this Section 4.

5.    Change in Control. In the event of a Change in Control of the Company, the unvested portion of the RSU Award, to the extent not previously forfeited or cancelled, shall immediately vest as of the date of such Change in Control.

6.    Termination of Service. Except as otherwise provided herein, any unvested portion of the RSU Award shall be forfeited without payment of consideration upon the termination of the Grantee’s service with the Company or its Affiliates for any reason, except as otherwise provided in this Section 6. Notwithstanding the foregoing, upon the Grantee’s death (while an active member of the Board) or upon the termination of the Grantee’s service due to Disability (as defined below), the RSU Award to extent not previously forfeited or cancelled, shall immediately vest as of the date of the Grantee’s death or Disability. For purposes of this Agreement, the Grantee will be considered “Disabled” if, as a result of the Grantee’s incapacity due to physical or mental illness, the Grantee shall have been absent from his duties to the Company or its Affiliates on a full-time basis for 180 calendar days in the aggregate in any 12-month period.

7.    Voting Rights and Dividends. If and until such time as Restricted Stock Units are paid out in shares of Common Stock (if at all), the Grantee shall not have any voting rights with respect to any shares of Common Stock underlying this RSU Award (“Underlying Shares”). However, bookkeeping equivalents of all dividends and other distributions paid with respect to the Common Stock shall accrue with respect to the Underlying Shares and shall be converted to additional Restricted Stock Units (rounded to the nearest whole share of Common Stock) based on the closing price of the Common Stock on the dividend distribution date. Such additional Restricted Stock Units shall be subject to the same restrictions on transferability as are the Restricted Stock Units with respect to which they were paid.

8.    Adjustments Upon Certain Unusual or Nonrecurring Events or Other Events. Upon certain unusual or nonrecurring events, or other events, the terms of these Restricted Stock Units shall be adjusted by the Administrator pursuant to Section 15 of the Plan.

9.    Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award and this Agreement shall be subject to and governed by all the terms and conditions of the Plan. To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

10.    Taxes. The Grantee is ultimately liable and responsible for all taxes owed by Grantee in connection with this RSU Award. The Company makes no representation or undertaking regarding the tax treatment of the grant, vesting, or settlement of this RSU Award or the subsequent sale of any of the Underlying Shares. The Company does not commit and is under no obligation to structure this RSU Award to reduce or eliminate Grantee’s tax liability.

11.    Section 409A of the Code. This Award is intended to comply with the requirements of Section 409A of the Code or an exemption thereto, and this Agreement shall be interpreted in a manner consistent with this intent in order to avoid the imposition of any additional tax, interest or penalties under Section 409A of the Code. In no event shall the Company be liable for any additional tax, interest or penalties that may be imposed on the Grantee pursuant to Section 409A of the Code or any damages for failing to comply with Section 409A of the Code or an exemption thereto.

12.    No Right to Re-Election or Continued Service. Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its Affiliates to terminate the Grantee’s service on the Board at any time or for any reason in accordance with the Company’s Bylaws and governing law, nor shall any terms of the Plan or this Agreement confer upon Grantee any right to continue his or her service for any specified period of time. Neither this Agreement nor any benefits arising under the Plan shall constitute an employment contract with the Company, any Subsidiary and/or its Affiliates.

13.    Notices. Any notice or other communication given pursuant to this Agreement shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the Company at its principal place of business or to the Grantee at the address on the Company’s records or, in either case, at such other address as one party may subsequently furnish to the other party in writing.  Additionally, if such notice or communication is by the Company to the Grantee, the Company may provide such notice electronically (including via email). Any such notice shall be deemed to have been given (a) on the date of postmark, in the case of notice by mail, or (b) on the date of delivery, if delivered in person or electronically.

INSMED INCORPORATED
By:
Name:    [NAME]
Title:        [TITLE]

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.
Dated:            By: ___________________________________

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